EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Chindex International, Inc.
Bethesda, Maryland

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated June 12, 2007, relating to the consolidated financial statements, the effectiveness of Chindex International, Inc.’s internal control over financial reporting, and schedule of Chindex International, Inc. appearing in the Company’s Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended March 31, 2007.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

        /s/ BDO Seidman LLP
BDO Seidman, LLP
Bethesda, Maryland

January 11, 2008